UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 4, 2024

Red Cat Holdings, Inc.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	001-40202 (Commission File Number)	88-0490034 (I.R.S. Employer Identification No.)

15 Ave. Munoz Rivera Ste 2200 San Juan, PR (Address of principal executive offices)	00901 (Zip Code)

Registrant’s telephone number, including area code: (833) 373-3228

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001	RCAT	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Section 1 – Registrants Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

Section 2 – Financial Information

Item 2.01 Completion of Acquisition of Disposition of Assets

On September 24 2024, Red Cat Holdings, Inc., a Nevada corporation (“Parent”), Teal Drones, Inc., a Nevada corporation, (“Teal”), FW Acquisition, Inc., a Nevada corporation (“Buyer”) and Flightwave Aerospace Systems Corporation, a Delaware corporation (“Seller”) entered into and closed on the transactions set forth in an Asset Purchase Agreement (the “APA” and the transactions set forth therein, the “Transactions”), pursuant to which Buyer purchased and Seller sold certain assets used in designing, developing, manufacturing, and selling long range, AI-Powered Unmanned Aerial Vehicles for commercial use (the “Business”).

As a condition to the closing of the Transactions, each of the shareholders of the Seller entered into a Joinder Agreement with the Parent, Teal and Buyer (the “Joinder Agreement”) pursuant to which such shareholder agreed to the terms of the APA and agreed to be bound by the provisions thereof applicable to the Seller’s shareholders, including without limit, the indemnification provisions in the APA (discussed below).

Consideration

The purchase price under the APA is equal to $14 million worth of shares of the Parent’s common stock (the “Consideration Shares”) which are payable as follows:

•	$7 million worth of Parent’s common stock to be issued on September 30, 2024, at a price per share equal to the VWAP on such date, which shall be payable to the preferred shareholders of the Seller as set forth in a schedule to the APA.

•	$7 million worth of Parent’s common stock to be issued on December 31, 2024, at a price per share equal to the VWAP on such date, of which (i) $2 million will be payable to preferred shareholders of the Seller, and (ii) $5 million will be payable to common shareholders and option-holders of the Seller as set forth in a schedule to the APA.

“VWAP” is defined in the APA as the average of the Daily VWAP for the 20 trading days ending on and including the date of determination. “Daily VWAP” is defined in the APA as meaning, for any trading day, the per share volume-weighted average price of the Parent common stock as displayed on Bloomberg, L.P. (or its equivalent successor if such service is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such trading day on the Nasdaq Capital Market or, if unavailable, on the OTC Markets.

Indemnification

The APA provides that upon each issuance of the Consideration Shares, Parent shall deliver an amount of the Consideration Shares that equal, in the aggregate 15% of the purchase price (“Escrow Shares”), to a third party escrow agent (“Escrow Agent”) pursuant to an Escrow Agreement, to be entered into, by and among Parent, Buyer, Seller and Escrow Agent (the “Escrow Agreement”), pursuant to which such shares will serve as security for the payment of the indemnification obligations of Seller and shareholders of Seller under the APA.

Under the terms of the APA, the Seller and shareholders of the Seller receiving consideration for the transactions under the APA (“Seller Indemnitors”), have agreed to indemnification obligations, which shall survive for a period of 2 years, subject to certain limitations, which includes a basket of $100,000 before any claim can be asserted. In addition, the liability of each Seller Indemnitor with respect to a breach of certain fundamental representations of the Seller shall be limited to the amount of the purchase price actually received by such shareholder, and the liability of each Seller Indemnitor with respect to a breach of non-fundamental representations of the Seller shall be limited to the portion of the Escrow Shares attributable to such shareholder, provided that the forgoing limitation shall not apply to damages due to fraud.

Non-Competition

The APA provides that for a period of two years from the closing of the Transactions (“Restriction Period”), the Seller will not engage in any business or enterprise operations, activities or services, that (i) relate to the Business, or (ii) provide products or services embodied in the Assets (as defined in the APA). The APA also provides that during the Restriction Period, the seller will not solicit employees of the Buyer.

In connection with the consummation of the Transactions, certain key employees of Seller entered into a non-competition agreement with Buyer (“Key Employee Non-Competition Agreement”) pursuant to which such employee agreed to not engage in a Competing Business (as defined in such Agreement), or solicit certain employees or customers of Parent, Teal or Buyer, for a period of 2 years.

The foregoing descriptions of the material terms of the APA, the Joinder Agreement, the Escrow Agreement, and the Key Employee Non-Competition Agreement are qualified in its entirety by reference to the full text of the agreements filed as Exhibits 10.1, 10.2. 10.3 and 10.4 to this Current Report on Form 8-K.

Section 3 – Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities

The Consideration Shares will be issued directly to the equity and option holders of the Seller, with the number of Shares to be issued to be determined based on the VWAP at the time of issuance. The Consideration Shares will be offered and sold without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act.

Section 7 – Regulation FD

Item 7.01 Regulation FD disclosure

On September 5, 2024, the Company issued a press release announcing the parties having entered into the APA and the closing of the Transactions. A copy of the press release is attached as Exhibit 99.1 hereto.

Section 8 – Other Events

Item 8.01 Other Events

We do not deem the Transactions to be material to our overall financial condition and results of operations on a consolidated basis and, accordingly, we will not be required under Regulation S-X (17 CFR 210.8-05) to file audited and pro forma financial statements regarding the Transactions.

Section 9 – Financial Statements and Exhibits

In accordance with General Instruction B.2 of Form 8-K, the information in this Current Report on Form 8-K under Item 7.01, including Exhibit 99.1 hereto, shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any of the Company's filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.

(d) Exhibits.

Exhibit No.	Description of Exhibit

10.1	Asset Purchase Agreement, dated September 4, 2024.
10.2	Form of Joinder Agreement
10.3	Form of Escrow Agreement
10.4	Form of Key Employee Non-Competition Agreement
99.1	Press Release dated September 5, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RED CAT HOLDINGS, INC.

Dated: September 9, 2024	By:	/s/ Jeffrey M. Thompson
Name: Jeffrey M. Thompson
Title: Chief Executive Officer